EXHIBIT 3.68
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EXHIBIT 3.68
INITIAL ARTICLES OF INCORPORATION (For Domestic Profit or Nonprofit) Filing Fee $125.00
THE UNDERSIGNED HEREBY STATES THE FOLLOWING:
(CHECK ONLY ONE (1) BOX)
(1)[x] Articles of Incorporation (2)[ ] Articles of Incorporation (3)[ ] Articles of Incorporation Professional —— —— —— — Profit Nonprofit (170-arp) (113-ARF) (114-ARN) Profession ORC 1701 ORC 1702 ORC 1785 —— —— —
Complete the general information in this section for the box checked above.| — FIRST:Name of Corporation HHC TOLEDO, INC. — SECOND: Location MAUMEE LUCAS —— — (City) (County) Effective Date (Optional) Date specified can be no more than 90 days after date of filing. If a date is specified, (mm/dd/yyyy) the date must be a date on or after the date of filing.
I Check here if additional provisions are attached
Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.
THIRD: Purpose for which corporation is formed ANY LEGAL ACTIVITY FOR WHICH BUSINESSES MAY BE — | INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO —
Complete the information in this section if box (1) or (3) is checked. — FOURTH: The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or preferred and their par value if any) 1,000 ............................... Common 1.00 .................. —— —— —— — (No. of Shares) (Type) (Par Value)
(Refer to instructions if needed)

Completing the information in this section is optional ]
FIFTH: The following are the names and addresses of the individuals who are to serve as initial Directors. DAVID K. WHITE — (Name)
1500 WATERS RIDGE DRIVE — (Street) NOTE: P.O. Box Addresses are NOT acceptable. LEWISVILLE TX 75057 —— —— —— — (City) (State) (Zip Code) JOHN E. PITTS — (Name) 1500 WATERS RIDGE DRIVE — (Street) NOTE: P.O. Box Addresses are NOT acceptable. LEWISVILLE TX 75057 —— —— —— — (City) (State) (Zip Code) DAVID K. MEYERCORD — (Name) 1500 WATERS RIDGE DRIVE — (Street) NOTE: P.O. Box Addresses are NOT acceptable. LEWISVILLE TX 75057 —— —— —— — (City) (State) (Zip Code) REQUIRED Must be authenticated (signed) by an authorized representative /s/Thomas W. Burton November 21,2005 —— — (See Instructions) Authorized Representative Date THOMAS W. BURTON —— —— —
(print name)

Authorized Representative Date
(print name)
Authorized Representative Date
(print name)

Complete the information in this section if box (1) (2) or (3) is checked.
ORIGINAL APPOINTMENT OF STATUTORY AGENT
The undersigned, being at least a majority of the incorporators of HHC TOLEDU, INC hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is
C T Corporation System (Name) 1300 NINTH STREET — (Street)NOTE: P.O. Box Addresses are NOT acceptable. CLEVELAND ........... 0hio44114 —— — (City) (Zip Code) Must be authenticated by an THOMAS W. BURTON /s/ Thomas W. Burton NOVEMBER 21, 2005 —— — authorized represent Authorized Representative Date
Authorized Representative Date
Authorized Representative Date ACCEPTANCE OF APPOINTMENT The Undersigned, , named herein as the statutory agent for, HHC Toledo, Inc. —
, hereby acknowledges and accepts the appointment of statutory agent for said entity. C T Corporation System | Signature: /s/ Michael E. Jones .................... Michael E. Jones — (Statutory Agent) Assistant Secretary